UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 29, 2015, The Kroger Co. (the “Company”) and Michael L. Ellis agreed that Mr. Ellis will retire from his position as the Company’s President and Chief Operating Officer, effective immediately.

In connection with his departure, Mr. Ellis and the Company entered into an Agreement (the “Agreement”) pursuant to which, in exchange for Mr. Ellis’ fulfillment of certain confidentiality, cooperation and other restrictions contained therein, all of Mr. Ellis’ granted, but unvested, stock options will be deemed vested and will become exercisable on June 29, 2018, including options that were previously scheduled to vest prior to such date. The Agreement also includes a general release and waiver of any and all claims by Mr. Ellis in favor of the Company and its affiliates.

(c) In the interim, W. Rodney McMullen, the Company’s Chief Executive Officer, also will be considered the Company’s “principal operating officer” and “president” effective immediately for SEC reporting purposes. Biographical and other information concerning Mr. McMullen is included in the Company’s Annual Report on Form 10-K for the period ended January 31, 2015.

Item 8.01.	Other Events.

On June 30, 2015, the Company issued a press release announcing Mr. Ellis’ retirement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 30, 2015	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel